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                        [LETTERHEAD OF BDO ALMAGOR & CO.]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants of Teledata Communications Ltd., we hereby consent to the incorporation of our report on the consolidated financial statements of Teledata Communications Ltd. dated February 16, 1997 included in this Form 10-K, into the previously filed Registration Statement File No. 33-51023 and No. 55137 of Ampal American Israel Corporation.

/s/ BDO Almagor & Co.

BDO Almagor & Co.
Certified Public Accountants
March 25, 1999